EXHIBIT 99.1

ENDRA Provides Update Following In-person Meeting with FDA

Increases clarity for ENDRA on regulatory path forward for TAEUS

ANN ARBOR, Mich. (May 20, 2024) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announced that it has completed what it considers to be a highly informative pre-submission meeting with the U.S. Food and Drug Administration (FDA) related to the clinical trial design of the TAEUS liver device in support of its U.S. De Novo filing .

Prior to the meeting, ENDRA provided the FDA with a detailed description of the TAEUS technology to be used in clinical testing, along with a clinical study synopsis outlining a prospective hypothesis-driven, statistically powered multicenter clinical study spanning a fat fraction range representative of steatotic liver disease in the U.S., ranging from healthy to severe. In support of the proposed statistical analysis plan, ENDRA provided background clinical data and statistical analyses from 45 historical study participants.

The meeting was held at FDA's Maryland headquarters and focused on ENDRA’s proposed pivotal clinical study. During the meeting ENDRA also demonstrated the TAEUS procedure using anatomical phantoms of the liver.

The ENDRA team in attendance included key technical staff, a regulatory/clinical lead with over 20 years of first-of-a-kind medical device experience, a senior biostatistician familiar to the FDA, and liver ultrasound and MRI radiology experts.

Management believes that the meeting was highly informative and views the FDA’s feedback as very constructive. Based on the feedback received as well as the Meeting Minutes expected in June, ENDRA will update its pivotal clinical study protocol and statistical plan for submission to the FDA as a next step prior to initiating the study.

"ENDRA's new regulatory approach is focused on close engagement with the FDA to ensure alignment on our pivotal study design and statistical plan, in support of a future De Novo submission," said Michael Thornton, ENDRA's Chief Technology Officer. “We believe this in-person meeting with the FDA helped clarify the path forward for ENDRA. We look forward to maintaining close collaboration with the FDA throughout the process."

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology that characterizes tissue similar to an MRI, but at 1/40th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the non-invasive assessment of fatty tissue in the liver. Steatotic liver disease (SLD, formerly known as NAFLD-NASH) is a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including non-invasive visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: expectations with respect to FDA requirements regarding its clinical trials and de novo submission for its TAEUS liver device; estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain FDA and other regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

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